Exhibit 99.1

Clayton Williams Energy Announces First Quarter 2010 Financial Results

MIDLAND, Texas--(BUSINESS WIRE)--May 4, 2010--Clayton Williams Energy, Inc. (the “Company”) (NASDAQ: CWEI) today reported its financial results for the three months ended March 31, 2010.

Financial Results for the First Quarter of 2010

Net income attributable to Company stockholders for the first quarter of 2010 (“1Q10”) was $16.7 million, or $1.37 per share, as compared to a net loss of $22.3 million, or $1.84 per share, for the first quarter of 2009 (“1Q09”). Cash flow from operations for 1Q10 was $30.4 million as compared to $13.3 million for 1Q09. The key factors affecting the comparability of the two quarters were:

  Oil and gas sales increased $28.2 million in 1Q10 versus 1Q09. Price variances accounted for a $34.5 million increase, and production variances accounted for a $6.3 million decrease. Oil production was relatively constant compared to 1Q09 while gas production declined 28% in 1Q10 versus 1Q09. Average realized oil prices were $76.00 per barrel in 1Q10 versus $37.09 per barrel in 1Q09, and average realized gas prices were $5.76 per Mcf in 1Q10 versus $4.60 per Mcf in 1Q09.
  Oil and gas production (per barrel of oil equivalent) declined by 13% in 1Q10 as compared to 1Q09. Oil production remained relatively constant at 752,000 barrels, or 8,356 barrels per day, as compared to 751,000 barrels, or 8,344 barrels per day, while gas production declined to 3.3 Bcf, or 36,978 Mcf per day as compared to 4.6 Bcf or 51,256 Mcf per day for 1Q09. Since the Company’s current drilling emphasis is on the development of oil reserves, normal declines in gas production from existing wells is not being replaced with production from new drilling.

  Gain on derivatives for 1Q10 was $10.3 million ($8.6 million non-cash mark-to-market gain and a $1.7 million realized gain on settled contracts) versus a gain in 1Q09 of $2.5 million ($1.4 million non-cash mark-to-market gain and a $1.1 million realized gain on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.
  Exploration charges decreased $12.2 million in 1Q10 to $4.5 million compared to $16.7 million in 1Q09 due primarily to the Company’s current emphasis on developmental drilling.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, May 4th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 40784916. The replay will be available for one week at 888-286-8010, passcode 57045526.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended
	March 31,
	2010	2009
REVENUES
Oil and gas sales	$79,042	$50,796
Natural gas services	503	1,584
Drilling rig services	-	5,219
Gain on sales of assets	286	183
Total revenues	79,831	57,782

COSTS AND EXPENSES
Production	20,927	19,063
Exploration:
Abandonments and impairments	2,878	12,412
Seismic and other	1,660	4,270
Natural gas services	348	1,411
Drilling rig services	662	7,086
Depreciation, depletion and amortization	25,612	36,465
Accretion of abandonment obligations	647	718
General and administrative	6,224	4,528
Loss on sales of assets and impairment of inventory	-	3,449
Total costs and expenses	58,958	89,402
Operating income (loss)	20,873	(31,620)

OTHER INCOME (EXPENSE)

Interest expense	(6,109)	(5,438)
Gain on derivatives	10,301	2,510
Other	828	901

Total other income (expense)	5,020	(2,027)

Income (loss) before income taxes	25,893	(33,647)

Income tax (expense) benefit	(9,218)	12,378

NET INCOME (LOSS)	16,675	(21,269)
Less income attributable to noncontrolling interest, net of tax	-	(1,046)
NET INCOME (LOSS) attributable to Clayton Williams Energy, Inc.	$16,675	$(22,315)

Net income (loss) per common share attributable to Clayton Williams Energy, Inc. stockholders:
Basic	$1.37	$(1.84)
Diluted	$1.37	$(1.84)

Weighted average common shares outstanding:
Basic	12,146	12,122
Diluted	12,146	12,122

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	March 31,	December 31,
	2010	2009
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$14,949	$14,013
Accounts receivable:
Oil and gas sales	31,736	28,721
Joint interest and other, net	5,397	6,669
Affiliates	349	624
Inventory	39,972	43,068
Deferred income taxes	915	1,362
Fair value of derivatives	16,245	-
Assets held for sale	7,411	7,411
Prepaids and other	5,766	1,729
	122,740	103,597
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,631,207	1,579,664
Natural gas gathering and processing systems	17,891	17,816
Contract drilling equipment	44,186	41,533
Other	17,703	16,550
	1,710,987	1,655,563
Less accumulated depreciation, depletion and amortization	(1,012,613)	(985,517)
Property and equipment, net	698,374	670,046

OTHER ASSETS
Debt issue costs, net	4,539	4,874
Fair value of derivatives	8,049	4,427
Other	1,774	1,660
	14,362	10,961

	$835,476	$784,604

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$38,047	$47,211
Oil and gas sales	16,281	18,063
Affiliates	1,377	1,097
Fair value of derivatives	14,915	5,907
Accrued liabilities and other	9,649	11,995
	80,269	84,273

NON-CURRENT LIABILITIES
Long-term debt	421,000	395,000
Deferred income taxes	62,797	54,065
Fair value of derivatives	2,257	-
Other	40,203	38,991
	526,257	488,056

STOCKHOLDERS' EQUITY
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,215	1,215
Additional paid-in capital	152,051	152,051
Retained earnings	75,684	59,009
Total stockholders' equity	228,950	212,275

	$835,476	$784,604

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,675	$(21,269)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	25,612	36,465
Exploration costs	2,878	12,412
(Gain) loss on sales of assets and impairment of inventory, net	(286)	3,266
Deferred income tax expense (benefit)	9,218	(12,382)
Non-cash employee compensation	2,010	383
Unrealized gain on derivatives	(8,602)	(1,379)
Amortization of debt issue costs	335	308
Accretion of abandonment obligations	647	718

Changes in operating working capital:
Accounts receivable	(1,468)	10,104
Accounts payable	(8,989)	(13,407)
Other	(7,654)	(1,928)
Net cash provided by operating activities	30,376	13,291

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(58,276)	(42,626)
Proceeds from sales of assets	479	259
Change in equipment inventory	2,452	(6,017)
Other	(95)	(110)
Net cash used in investing activities	(55,440)	(48,494)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	26,000	14,400
Repayments of long-term debt of Desta Drilling	-	(4,687)
Proceeds from exercise of stock options	-	107
Net cash provided by financing activities	26,000	9,820

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	936	(25,383)

CASH AND CASH EQUIVALENTS
Beginning of period	14,013	41,199

End of period	$14,949	$15,816

CLAYTON WILLIAMS ENERGY, INC.

COMPUTATION OF EBITDAX

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, (gain)/loss on sales of assets and impairment of inventory and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of abandonment obligations, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited and in thousands)

Net income (loss)	$16,675	$(21,269)
Interest expense	6,109	5,438
Income tax (benefit) expense	9,218	(12,378)
Exploration:
Abandonments and impairments	2,878	12,412
Seismic and other	1,660	4,270
(Gain) loss on sales of assets and impairment of inventory	(286)	3,266
Depreciation, depletion and amortization	25,612	36,465
Accretion of abandonment obligations	647	718
Non-cash employee compensation	2,010	383
Non-cash changes in fair value of derivatives	(8,602)	(1,379)

	$55,921	$27,926

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Average Daily Production:
Oil (Bbls):
Permian Basin	4,909	4,456
Austin Chalk (Trend)	2,595	3,142
North Louisiana	148	270
South Louisiana	627	391
Other	77	85
Total	8,356	8,344
Natural Gas (Mcf):
Permian Basin	13,911	15,674
Austin Chalk (Trend)	2,531	3,030
North Louisiana	8,718	14,550
South Louisiana	7,513	12,592
Cotton Valley Reef Complex	3,529	4,274
Other	776	1,136
Total	36,978	51,256
Natural gas liquids (Bbls):
Permian Basin	272	225
Austin Chalk (Trend)	271	307
North Louisiana	5	1
South Louisiana	79	45
Other	6	11
Total	633	589
Total Production:
Oil (MBbls)	752	751
Natural Gas (MMcf)	3,328	4,613
Natural gas liquids (MBbls)	57	53
Total (MBOE)	1,364	1,573
Average Realized Prices (a):
Oil ($/Bbl)	$76.00	$37.09
Gas ($/Mcf)	$5.76	$4.60
Natural gas liquids ($/Bbl)	$46.18	$22.94
Gain (Loss) on settled derivative contracts (a):
($ in thousands, except per unit)
Oil:
Net realized loss	$(1,621)	$(267)
Per unit produced ($/Bbl)	$(2.16)	$(0.36)
Gas:
Net realized gain	$3,320	$1,398
Per unit produced ($/Mcf)	$1.00	$0.30

(a) Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2010 or 2009 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2010 and 2009 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2010.

	Oil		Gas
Swaps:	Bbls	Price	MMBtu (a)	Price
Production Period:
2nd Quarter 2010	574,000	$76.60	1,830,000	$6.80
3rd Quarter 2010	522,000	$76.40	1,750,000	$6.80
4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
2011	1,656,000	$84.38	6,420,000	$7.07
	3,232,000		11,680,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com